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                                                                    Exhibit 23.2
                                                                    ------------


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Acusphere, Inc. on Form S-8 pertaining to the 1994 Stock Plan, 2003 Stock Option and Incentive Plan and 2003 Employee Stock Purchase Plan of Acusphere, Inc. of our report dated April 11, 2003 (September 12, 2003 as to the effects of the reverse stock split described in Note 13) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of certain procedures applied to the 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such procedures), relating to the financial statements of Acusphere, Inc., appearing in Registration Statement No. 333-106725 of Acusphere, Inc. on Form S-1 filed with the Securities and Exchange Commission.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 7, 2003